EXHIBIT 10.2

“*************” DENOTES MATERIAL THAT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

D05184-1	AMENDMENT

TO

LICENSE AGREEMENT

This Amendment ("Amendment") when executed by both parties is effective as of the 8th day of February 2006, by and between Hasbro, Inc. (“Licensee”) and Marvel Characters, Inc. and Spider-Man Merchandising L.P. (collectively the “Licensor”).

Reference is made to the License Agreement D05184 between Licensee and Licensor (the “Agreement”). All capitalized terms used but not defined herein, which have been defined in the Agreement, shall have the same meaning herein as set forth therein.

In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and Licensee hereby agree that the Agreement is amended as follows:

1.   Section 1(c)- Licensed Categories shall be amended by adding the following immediately before “Note on QSR Premiums”:

8)     Plush (Basic or Feature and Figural or Non-Figural) : in all styles/types, sizes and materials. Feature Plush is defined as Plush with animatronics, electronic or mechanical interactive features or attributes (i.e. lights, sounds and/or movement).

Note: Styles/types included in this Licensed Category shall include, but not be limited to Plush figures, Bean Bag Filled Plush, Plush Squeezer (Plush speaks when squeezed), Plush with Roto-Molded Heads, Plush with Animatronics, Plush with Electronics, Plush with Mechanical Features, Plush Puppets, Talking Plush, Washable Plush and the “Itsy Bitsy Spider-Man” Plush. Notwithstanding the forgoing, appropriately sized Key-Chain Plush and appropriately sized Clip-On Plush are specifically excluded from this Licensed Category.

Note: For the avoidance of doubt, the following items are not “Plush (Basic or Feature and Figural or Non-Figural)” for the purposes hereof and Licensee accepts and understands that Licensor has on-going licenses, some of which are mentioned below, in each of these business segments, which shall continue throughout the Term:

•

Furniture and Backpacks (for example, ABC Development, Duotex, Character World, Ltd., Operadora Ruz, Spin Master, Ltd., Hunter Leisure Pty Ltd., Hebron International Sales Corporation and IMT Accessories)

•	Publishing Plush (for example, Flair Leisure Products Limited)

2.	Section 1(d)(ii)- Channels of Distribution shall be amended by adding the following at the end thereof:

Note: Licensed Articles in Licensed Category #8 {Plush (Basic or Feature and Figural or Non-Figural)} are excluded from the following Channels of Distribution:

•	Amusement.
•	Redemption.
•	Crane.
•	Charity/Fundraising.

Note: Notwithstanding anything to the contrary, and despite the restrictions in Section 1(f) and 3(a), Licensor may itself utilize or grant to any other party the right to sell, distribute or otherwise exploit the Property in connection with Licensed Category #8 (Plush (Basic or Feature and Figural or Non-Figural)) in the following Channels of Distribution:

•	Gift (e.g., Spencer Gift, Hallmark Gold Crown Stores and Hot Topic etc.)
•	Specialty (e.g., FAO Schwartz and Build a Bear, etc.);
•	Upstairs Department Stores (e.g., Macys, Nordstrom’s and Bloomingdales, etc.).

Note: Additional Channels of Distribution may be added to this Agreement on case-by-case basis in Marvel’s sole written discretion.

3.   Section 1(e)- Term shall be amended by adding the following at the end thereof:

Note: Licensee shall be permitted to manufacture, sell, distribute or otherwise exploit the “Itsy Bitsy Spider-Man” Plush upon the date of execution of this Amendment by both parties.

4.   Section 1(f) Exclusive/Non-Exclusive shall be deleted in its entirety and replaced with the following:

Notwithstanding the overall non-exclusive nature of this Agreement, except to the extent provided in Section 1(d)(ii), so long as Licensee is not in material and uncured default under this Agreement, Licensor shall not, during the Term as it may be extended and in the Territory, grant to any third party, nor shall it or any of its affiliates utilize, the right to sell, distribute or otherwise exploit the Property (to the extent that the Property continues to be licensed hereunder) in Licensed Categories #1 (Action Figures), #5 (Non-Costume/Non-Dress Up Action and Role Play Weapons and Accessories) and #8 (Plush (Basic or Feature and Figural or Non-Figural)) in the Channels of Distribution.

5.	Section 1(g)- Royalty Rate shall be amended by adding a new subsection A(4) as follows:

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

6.   Section 1(h)- Minimum Royalty Guarantee shall be deleted in its entirety and replaced with the following:

Minimum Royalty Guarantee: Two Hundred Fifteen Million Dollars (U.S. $215,000,000).

Paid: Licensor acknowledges that Licensee paid the original Advance of One Hundred Million Dollars (U.S. $100,000,000) on February 3, 2006, the second business day after the Commencement Date.

Amended Advance: Five Million Dollars (U.S. $5,000,000) payable within three (3) days from signing of this Amendment by the Licensee.

Balance:

Two Million Five Hundred Thousand Dollars (U.S. $2,500,000) payable on or before January 10, 2008;

Two Million Five Hundred Thousand Dollars (U.S. $2,500,000) payable on or before January 10, 2009;

Seventy Million Dollars (U.S. $70,000,000) payable upon national release of a Qualifying Theatrical Release (as defined herein) in the United States of the third Spider-Man film (tentatively entitled “Spider-Man 3”);

Thirty-Five Million Dollars (U.S. $35,000,000) payable upon national release of a Qualifying Theatrical Release in the United States of the fourth Spider-Man film (tentatively entitled “Spider-Man 4”).

Note: Subject to the Licensed Category Minimum Royalty Guarantee Allocations provided below, all sums payable as Advances and Balances of the Minimum Royalty Guarantee are recoupable ******************************************against any royalty payments due in connection with this Agreement, whether accruing before or after the date of payment, and all are cross-collateralized against one another.

Note: For the avoidance of doubt, Ten Million Dollars (U.S. $10,000,000) are being added by this Amendment.

Licensed Category Minimum Royalty Guarantee Allocation:

Licensed Categories #1 through #7:

Two Hundred Five Million Dollars (U.S. $205,000,000).

Licensed Category #8:

Ten Million Dollars (U.S. $10,000,000).

Licensee acknowledges and agrees that royalties earned from the sale of Licensed Articles in Licensed Categories #1 through #7 shall be calculated separately and shall be offset solely against the Licensed Category Minimum Royalty Guarantee Allocation for such Licensed Categories #1 through #7 identified above. Royalties earned from the sale of Licensed Articles in Licensed Category #8 shall be calculated separately and shall be offset solely against the Licensed Category Minimum Royalty Guarantee Allocation for Licensed Category #8 identified above.

7.   Section 3(a)- Licensed Articles shall be deleted in its entirety and replaced with the following:

Upon the terms and conditions and with the limitations and exceptions set forth in this Agreement, Licensor hereby grants to Licensee and Licensee hereby accepts the non-exclusive (exclusive, to the extent provided in Section 1(f) hereof, in Licensed Categories #1 (Action Figures), #5 (Non-Costume/Non-Dress Up Action and Role Play Weapons and Accessories)) and #8 (Plush (Basic or Feature and Figural or Non-Figural)) license and right to utilize the Property but solely upon and in connection with the manufacture, promotion, sale, and distribution of the categories of articles identified in Section 1(c) ("Licensed Categories") and in the Channels of Distribution identified in Section 1(d) (ii) (“Channels of Distribution”) during the Term. Articles in the Licensed Categories that utilize the Property and are manufactured, promoted, sold and/or distributed hereunder are referred to herein as “Licensed Articles.”

8.   Section 13(b) – International Distributor Requirements shall be amended by deleting the phrase “(except for Licensed Categories #3, #4, #6 and #7 (Puzzles, Board Games, “Titanium” Die-Cast Figures and Vehicles, and “Attacktix” Figure Tactics Game))” and replacing it with the phrase “(except for Licensed Categories #3, #4, #6, #7, and #8- Puzzles, Board Games, “Titanium” Die-Cast Figures and Vehicles, “Attacktix” Figure Tactics Game and Plush (Basic or Feature and Figural or Non-Figural))”.

9.	Section 13(g) – Advertising Commitment shall be added as a new subsection, and shall read as follows:

Licensee commits to purchase ************* of advertising in Marvel’s Junior Network of comic books at the rate of ****************************************** for total Advertising Commitment of ********************************************************

**. The Advertising Commitment shall be satisfied on or before June 1, 2011. Licensee shall give Marvel two (2) months’ prior notice for the placement of each page of advertising. The amount of the Advertising Commitment shall not be deducted from royalties owed Licensor or from the Minimum Royalty Guarantee; applied to any deductions permitted under Section 5(a)(ii); or credited against the Marketing Commitment identified in Section 13(c). Additionally, during the Term, Licensee agrees to commit to marketing and promotional expenditures in direct support of the “Itsy Bitsy Spider-Man” line and other mutually agreed Feature Plush items (specific lines to be determined) with domestic and international television advertising.

10.   Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, and intending to be legally bound thereby the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

MARVEL CHARACTERS, INC.

By:_/s/ John Turitzin
Name: John Turitzin
Title: President
Date: 2/8/06

SPIDER-MAN MERCHANDISING L.P.

By: Marvel Characters, Inc. as General Partner

By:_/s/ John Turitzin
Name: John Turitzin
Title: President

Date: 2/8/06

HASBRO, INC.

By: /s/ Alfred J. Verrecchia
Name: Alfred J. Verrecchia
Title: President and CEO

Date: 2/8/06

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